Exhibit 10.7

LEASE AGREEMENT

BY AND BETWEEN

FASKEN MIDLAND, LLC

AS LESSOR,

AND

WINDSOR PERMIAN LLC

AS LESSEE

FASKEN CENTER OFFICE LEASE

TABLE OF CONTENTS

ARTICLE 1 - BASIC LEASE TERMS		1
1.1	Lessor	1
1.2	Lessee	1
1.3	Manager	1
1.4	Building	1
1.5	Leased Premises	1
1.6	Lease Term	1
1.7	Commencement Date	2
1.8	Base Rent	2
1.9	Security Deposit	2
1.10	Permitted Use	2
1.11	Common Areas	2
1.12	Guarantor	2
1.13	Operating Expense Base	3
1.14	Parking	3

ARTICLE 2 - GRANTING CLAUSE AND RENT PROVISIONS		3
2.1	Grant of Premises	3
2.2	Base Rent	3
2.3	Operating Expenses	4
2.4	Definition of Operating Expenses	4
2.5	Late Payment Charge	5
2.6	Increase in Insurance Premiums	6
2.7	Security Deposit	6
2.8	Holding Over	6
2.9	Parking	7

ARTICLE 3 - OCCUPANCY, USE AND OPERATIONS		7
3.1	Use	7
3.2	Signs	7
3.3	Compliance with Laws, Rules and Regulations	7
3.4	Compliance with Americans with Disabilities Act and Texas Architectural Barriers Act.	8
3.5	Compliance with all Environmental Laws, Regulations, Policies, Orders, etc.	8
3.6	Quiet Enjoyment	8
3.7	Acceptance of Premises	9
3.8	Inspection	9
3.9	Security	9
3.10	Personal Property Taxes	9

ARTICLE 4 - UTILITIES AND SERVICE		10
4.1	Building Services	10
4.2	Utility Deregulation	10
4.3	Excessive Utility Consumption	11

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4.4	Theft, Burglary, Personal Injury	11
4.5	Janitorial Service	11
4.6	Window Coverings	11
4.7	Restoration of Services: Abatement	12
4.8	Charge for Service	12

ARTICLE 5 - REPAIRS AND MAINTENANCE		12
5.1	Lessor Repairs	12
5.2	Lessee Repairs and Damages	12

ARTICLE 6 - ALTERATIONS AND IMPROVEMENTS		13
6.1	Construction	13
6.2	Lessee Improvements	13
6.3	Common and Service Area Alterations	14
6.4	Removal of Electrical and Telecommunications Wires	14

ARTICLE 7 - CASUALTY; WAIVERS; SUBROGATION AND INDEMNITY		15
7.1	Repair Estimate	15
7.2	Lessor’s and Lessee’s Rights	15
7.3	Lessor’s Rights	16
7.4	Repair Obligation	16
7.5	Property Insurance	16
7.6	Waiver; No Subrogation	16
7.7	Indemnity	17
7.8	Insurance	18
7.9	Ad Valorem Taxes	18

ARTICLE 8 - CONDEMNATION		18
8.1	Taking - Lessor’s and Lessee’s Rights	18
8.2	Taking - Lessor’s Rights	18
8.3	Award	19

ARTICLE 9 - ASSIGNMENT OR SUBLEASE; SUBORDINATION AND NOTICE		19
9.1	Sublease; Consent	19
9.2	Cancellation	19
9.3	Additional Compensation	20
9.4	Lessor Assignment	20
9.5	Subordination	20
9.6	Estoppel Certificates	21

ARTICLE 10 - LIENS		21
10.1	Lessor’s Lien	21

ARTICLE 11 - DEFAULT AND REMEDIES		22
11.1	Lessee’s Events of Default	22
11.2	Lessor’s Remedies	22
11.3	Payment by Lessee	23
11.4	Performance by Lessor	23
11.5	Post-Judgment Interest	24

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ARTICLE 12 - RELOCATION		24
12.1	Relocation Option	24
12.2	Lease Continues	24

ARTICLE 13 - DEFINITIONS		25
13.1	Abandon	25
13.2	Act of God or Force Majeure	25
13.3	Net Rentable Area	25

ARTICLE 14 - MISCELLANEOUS		25
14.1	Waiver	25
14.2	Act of God	26
14.3	Attorney’s Fees	26
14.4	Successors	26
14.5	Rent Tax	26
14.6	Interpretation	26
14.7	Notices	27
14.8	Submission of Lease	27
14.9	Authority	27
14.10	Multiple Lessees	27
14.11	Lessee’s Financial Statements	27
14.12	Severability	28
14.13	Lessor’s Liability	28
14.14	Sale of Property	28
14.15	Time is of the Essence	28
14.16	Subtenancies	28
14.17	Name	29
14.18	Choice of Law	29
14.19	Presumptions	29
14.20	Exhibits	29
14.21	Brokers	29

ARTICLE 15 - SPECIAL PROVISIONS		29

ARTICLE 16 - AMENDMENT AND LIMITATION OF WARRANTIES		29
16.1	Entire Agreement	29
16.2	Amendment	30
16.3	Limitation of Warranties	30
16.4	Compliance with Texas Property Code Section 93.004	30
16.5	Waiver and Releases	30

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OFFICE LEASE

Fasken Center

500 And 550 West Texas Avenue, Midland, Texas 79701

This Lease (“Lease”) is made as of the 19TH day of April, 2011, and between the Lessor and the Lessee named below.

ARTICLE 1—BASIC LEASE TERMS

For the purposes of this Lease, the following terms shall have the meanings set forth below:

1.1 Lessor.

Fasken Midland, LLC, a Delaware limited liability company (the “Lessor”), whose address is 400 West Illinois, Suite 1630, Midland, Texas 79701.

1.2 Lessee.

Windsor Permian LLC (the “Lessee”), whose address is 500 West Texas Avenue, Suite 1210, Midland, Texas 79701.

1.3 Manager.

Haley-NWC Property Management Co., LLC, a Delaware limited liability company (the “Manager”), whose address is P.O. Box 3483, Midland, Texas 79702.

1.4 Building.

The Building (including the Leased Premises) known as Fasken Center, 500 and 550 West Texas Avenue, Midland, Texas 79701 (the “Building”), located on the tract of land (the “Land”) described on Exhibit “A” hereto, together with all other buildings, structures, fixtures and other improvements located thereon from time to time. The Building and the Land are collectively referred to herein as the “Property”.

1.5 Leased Premises.

Approximately 1,586 square feet of Net Rentable Area in the Building as more fully diagramed on the floor plans of such premises attached hereto and made a part hereof as Exhibit “B”, on the floor(s) indicated thereon, together with a common area percentage factor determined by Lessor (the “Leased Premises”). Said demised space represents approximately 0.367% of the Total Net Rentable Area, such Total Net Rentable Area of the Building being approximately 421,546 square feet.

1.6 Lease Term.

Five (5) year(s) and Seventeen (17) days beginning on the Commencement Date (the “Lease Term”).

1.7 Commencement Date.

If improvements are to be erected upon the Leased Premises pursuant to a separate Leasehold Improvements Agreement between Lessor and Lessee, as described in Section 6.1, and the “Commencement Date” shall be the earlier of the date Lessee begins operating its business in the Leased Premises or the scheduled “Commencement Date” as stated herein; and if no improvements are to be erected upon the Leased Premises pursuant to a Leasehold Improvements Agreement, the Commencement Date shall be the earlier of the date Lessee begins operating its business in the Leased Premises or May 15, 2011 (the “Commencement Date”). The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Lessee has actually taken possession. If this Lease is executed before the Leased Premises become vacant or otherwise available and ready for occupancy by Lessee, or if any present occupant of the Leased Premises holds over and Lessor cannot acquire possession of the Leased Premises before the Commencement Date, then (i) Lessee’s obligation to pay rent hereunder shall be waived until Lessor tenders possession of the Leased Premises to Lessee, (ii) the term shall be extended by the time between the scheduled Commencement Date and the date on which Lessor tenders possession of the Leased Premises to Lessee (which date will then be defined as the Commencement Date), (iii) Lessor shall not be in default hereunder or be liable for damages therefore, and (iv) Lessee shall accept possession of the Leased Premises when Lessor tenders possession thereof to Lessee.

1.8 Base Rent.

During the term of this Lease, Lessee hereby agrees to pay a Base Rent (herein called “Base Rent”) in the amount set out in Exhibit “C”, which Exhibit is executed by Lessor and Lessee contemporaneously herewith and incorporated herein by reference for all purposes.

1.9 Security Deposit.

Security Deposit is $ -0-.

1.10 Permitted Use.

The Leased Premises are to be used and occupied by Lessee solely for the purposes of office space and for no other purpose without Lessor’s expressed written consent.

1.11 Common Areas.

Such parking areas, streets, driveways, aisles, sidewalks, curbs, delivery passages, loading areas, lighting facilities, designated elevators, public corridors, stairwells, lobbies, restrooms, and all other areas situated on or in the Property which are designated by Lessor from time to time for use by all tenants of the Property in common.

1.12 Guarantor.

The guarantor of Lessee’s obligations under this Lease pursuant to a Guaranty of Lease, if any, executed for the benefit of Lessor is: N/A .

1.13 Operating Expense Base.

Base Year: 2011.

1.14 Parking. Lessor agrees to provide up to five (5) parking spaces in the attached parking garage, at the following rates per space per month plus applicable sales tax at Lessee’s election herein based on availability:

1 @ $95.00 per space per month for Basement Level Parking and Reserved Parking on Level One (1)

   @ $75.00 per space per month for Reserved Parking on Level Two (2) and above

   @ $55.00 per space per month for General Unreserved

ARTICLE 2—GRANTING CLAUSE AND RENT PROVISIONS

2.1 Grant of Premises.

In consideration of the obligation of Lessee to pay the rent and other charges as provided in this Lease, and in consideration of the other terms and provisions of this Lease, Lessor hereby leases the Leased Premises to Lessee during the Lease Term, subject to the terms and provisions of this Lease.

2.2 Base Rent.

Lessee agrees to pay monthly as Base Rent during the term of this Lease the sum of money set forth in Section 1.8 of this Lease, which amount shall be payable to Lessor at the address shown in Section 1.1 above or at such address that Lessor in writing shall notify Lessee. One (1) monthly installment of rent shall be due and payable upon the execution hereof, and a monthly installment as set out in Exhibit “C” hereof, shall be due and payable on or before the first day of each calendar month thereafter during the term of this Lease, without demand offset or reduction; provided, if the Commencement Date should be a date other than the first (1st) day of a calendar month, the first (1st) monthly rental payment set forth above shall be prorated to the end of that calendar month, and all succeeding installments of rent shall be payable on or before the first (1st) day of each succeeding calendar month during the term of this Lease. Unless otherwise specified, Lessee shall pay as additional rent all other sums due under this Lease at the same time and in the same manner as the Base Rent due hereunder. No payment by Lessee or receipt by Lessor of a lesser amount than the monthly installment of rents herein stipulated shall be deemed to be other than a payment on account of the earliest stipulated rent and/or additional rent; nor shall any endorsement of payment on any check or any letter accompanying any check or payment as rent be deemed an accord or satisfaction and Lessor may accept such check for payment without prejudice to Lessor’s right to recover the balance of such rent and/or additional rent or to pursue any other remedy provided in this Lease and/or under applicable law.

2.3 Operating Expenses.

If Lessor’s Operating Expenses per net rentable square foot for the Property, in any calendar year during the term of this Lease exceeds the Operating Expense Base, Lessee agrees to pay as additional rent Lessee’s share of such Excess Operating Expenses, subject to the limitations set forth below. As used herein, the term “Lessee’s share of such Excess Operating Expenses” means the amount by which Lessor’s Operating Expenses per net rentable square foot exceed the Operating Expense Base, multiplied by the Net Rentable Area comprising the Leased Premises. Lessor may invoice Lessee monthly for Lessee’s share of the estimated Operating Expenses for each calendar year, which amount shall be adjusted each year based upon anticipated Operating Expenses. Within one-hundred twenty (120) days following the close of each calendar year, Lessor shall provide Lessee an accounting showing in reasonable detail all computations of additional rent due under this section. Failure of Lessor to give Lessee said notice within said time period shall not be a waiver of Lessor’s right to collect said additional rent. If the accounting shows that the total of the monthly payments made by Lessee exceeds the amount of the additional rent due by Lessee under this section, the accounting shall be accompanied by a refund. If the accounting shows that the total of the monthly payments made by Lessee is less than the amount of additional rent due by Lessee under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provisions in this Lease, during the year in which the Lease terminates, Lessor within one (1) year following the termination date, shall have the option to invoice Lessee for Lessee’s share of the Excess Operating Expenses based upon the previous year’s Operating Expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Lessee applicable to the year in which such termination shall occur shall be prorated on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Lessee shall have the right at its own expense and within a reasonable time, to audit during Lessor’s regular business hours Lessor’s books relevant to the additional rent payable under this Section. Lessee agrees to pay any additional rent due under this Section within thirty (30) days following receipt of the invoice or accounting showing additional rent due.

2.4 Definition of Operating Expenses.

The term “Operating Expenses” means the direct, out of pocket expenses that are by incident incurred by Lessor with respect to the management, operation, maintenance, servicing, or repairing of the Property, including, but not limited to:

a. Expenses. Operating Expenses include Expenses. “Expenses” include the total costs incurred by Lessor to operate, manage, administer, equip, secure, protect, repair, replace, refurbish, clean, maintain, decorate, and inspect the Property. Expenses specifically include without limitation: reasonable management fees payable to Lessor or third parties; standard building services; repairs and maintenance; insurance; costs of operating a property management office, including reasonable rent and personnel; costs of operating and maintaining parking facilities; wages, salaries and benefits of personnel at or below the level of building manager (in proportion to the extent they render services to the Property in relation to their overall job duties); contract labor performing duties of the foregoing personnel; electricity, fuel, water, sewer, gas and other utility charges; all costs, charges and expenses including, without limitation, maintenance, repair, installation and service costs associated therewith; security, window washing and janitorial services; trash, snow, and ice removal; landscaping and pest control; the cost, including interest, amortized over a reasonable period, of any capital improvement made to the Properly by Lessor after the date of this Lease which is required under any governmental law or regulation that was not applicable to the Property at the time it was constructed; the cost, including interest, amortized over a reasonable period, of installation of any device or other equipment which improves the operating efficiency of any system applicable to the Leased Premises or the Property; all other expenses which would be reasonably amortized over a period not to exceed five (5) years; and governmental levies or charges of any kind or nature assessed or imposed on the Property whether by state, county, city or any political subdivision thereof.

b. Taxes. Operating Expenses include Taxes. “Taxes” include the total costs incurred for: (1) real and personal property taxes and assessments (including ad valorem and general or special assessments) levied on the Property and Lessor’s or Manager’s personal property used in connection with the Property; (2) Texas Margin Tax and taxes on rents derived from the Property (specifically including, without limitation, the taxes imposed under Chapter 171 of the Texas Tax Code, as said legislation may be amended or modified, together with any binding rules or regulations passed by the Comptroller of the State of Texas or other governmental body in connection therewith); (3) capital and place-of-business taxes; (4) taxes, assessments or fees in lieu of the taxes described in this paragraph and (5) any reasonable costs incurred by Lessor to reduce the taxes described in this paragraph.

Exclusions. Operating Expenses do not include: expenses for repairs, restoration or other work occasioned by fire, wind, the elements or other casualty to the extent they are covered by insurance proceeds; expenses incurred in leasing to or procuring of tenants; leasing commissions, advertising expenses and expenses for the renovating of space for new tenants; interest or principal payments on any mortgage or other indebtedness of Lessor, compensation paid to any employee of Lessor above the grade of property manager, any depreciation allowance or expense; or Operating Expenses which are the responsibility of Lessee; or that portion of after hours charges specifically attributable to increased utility costs as calculated by Lessor.

2.5 Late Payment Charge.

Other remedies for nonpayment of rent notwithstanding, if any monthly rental payment is not received by Lessor on or before the fifth (5th) day of the month for which the rent is due, or if any other payment hereunder due Lessor by Lessee is not received by Lessor on or before the fifth (5th) day of the month next following the month in which Lessee was invoiced, a late payment charge of ten percent (10%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease. Alternatively, at Lessor’s election, all payments required of Lessee hereunder shall bear interest from the date due until paid at the maximum lawful rate. In no event, however, shall the charges permitted under this Section 2.5 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest.

2.6 Increase in Insurance Premiums.

If an increase in any insurance premiums paid by Lessor for the Property is caused by Lessee’s use of the Leased Premises or if Lessee vacates the Leased Premises and causes an increase in such premiums, then Lessee shall pay as additional rent the amount of such increase to Lessor and acceptance of such payment shall not constitute waiver of any of Lessor’s other rights. Lessee agrees to pay any amount due under this Section within ten (10) days following receipt of the invoice showing the additional rent due.

2.7 Security Deposit.

The Security Deposit set forth in Section 1.9 shall be held by Lessor for the performance of Lessee’s covenants and obligations under this Lease; it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of Lessor’s damage in case of default hereunder by Lessee, and shall be held by Lessor without payment of any interest thereon. Upon the occurrence of any Event of Default by Lessee under this Lease, Lessor may, from time to time, without prejudice to any other remedy use the Security Deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Lessor as a result of the Event of Default or breach of covenant, and any remaining balance of the Security Deposit shall be returned by Lessor to Lessee upon the termination of this Lease. If any portion of the Security Deposit is so used or applied, Lessee shall upon ten (10) days written notice from Lessor, deposit with Lessor by cash or cashier’s check an amount sufficient to restore the Security Deposit to its original amount. The Security Deposit may be assigned and transferred by Lessor to the successor in interest of Lessor and, upon acknowledgment by such successor of receipt of such security aid its assumption of the obligation to account to Lessee for such security in accordance with the terms of this Lease, Lessor shall thereby be discharged of any further obligation relating thereto.

2.8 Holding Over.

If Lessee does not vacate the Leased Premises upon the expiration or earlier termination of this Lease, Lessee shall be a tenant at will for the holdover period and all of the terms and provisions of this Lease shall be applicable during that period, except that Lessee shall pay Lessor (in addition to additional rent payable under Section 2.3 and any other sums payable under this Lease) as Base Rent for the period of such holdover an amount equal to two times the Base Rent which would have been payable by Lessee had the holdover period been a part of the original term of this Lease (without waiver of Lessor’s right to recover damages as permitted by law). Upon the expiration or earlier termination of this Lease, Lessee agrees to vacate and deliver the Leased Premises, and all keys thereto, to Lessor upon delivery to Lessee of notice from Lessor to vacate. The rent payable during the holdover period shall be payable to Lessor on demand. No holding over by Lessee, whether with or without the consent of Lessor, shall operate to extend the term of this Lease. Lessee shall indemnify Lessor against all claims made by any tenant or prospective tenant against Lessor resulting from delay by Lessor in delivering possession of the Leased Premises to such other tenant or prospective tenant.

2.9 Parking.

The parking spaces set forth in Section 1.14 shall be for Lessee and/or Lessee’s employees and Lessor shall have the right to assign parking space as conditions permit. However, Lessor shall not be required to police the use of these spaces. Lessor may make, modify and enforce rules and regulations relating to the parking of automobiles in the parking area(s), and Lessee shall abide thereby. Lessor shall not be liable to Lessee or Lessee’s agents, servants, employees, customers, or invitees for damage to person or property caused by any act of omission or neglect of Lessee, and Lessee agrees to hold Lessor harmless from all claims for any such damage.

ARTICLE 3—OCCUPANCY, USE AND OPERATIONS

3.1 Use.

Lessee represents and warrants to Lessor that the Leased Premises shall be used and occupied only for the purpose as set forth in Section 1.10. Lessee shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees, licensees and visitors in such a manner as is lawful, reputable and will not create a nuisance to other tenants in the Property. Lessee shall not solicit business, distribute handbills or display merchandise within the Common Areas, or take any action which would interfere with the rights of other persons to use the Common Areas. Lessee shall not permit any operation which emits any odor or matter which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Lessor in its management of the Property. Lessee shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would, in the opinion of Lessor, be extra hazardous on account of fire or which would in any way increase or render void the fire insurance on the Property, or permit the storage of any hazardous materials or substances.

3.2 Signs.

No signs of any type or description shall be erected, placed or painted in or about the Leased Premises except those signs submitted to Lessor in writing and approved by Lessor in writing, and which signs are in conformity with Lessor’s sign criteria established for the Property. Lessor reserves the right to remove, at Lessee’s expense, all signs other than signs approved in writing by Lessor under this Section 3.2 without notice to Lessee and without liability to Lessee for any damages sustained by Lessee as a result thereof.

3.3 Compliance with Laws, Rules and Regulations.

Lessee, at Lessee’s sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over the use, condition or occupancy of the Leased Premises. Lessee shall procure at its own expense all permits and licenses required for the transaction of its business in the Leased Premises. Lessee will comply with the rules and regulations of the Property adopted by Lessor which are set forth on Exhibit “D” attached to this Lease. If Lessee is not complying with such rules and regulations, or if Lessee is in any way not complying with this Article 3, then notwithstanding anything to the contrary contained herein, Lessor, may, at its election, enter the Leased Premises without liability therefor and fulfill Lessee’s obligations. Lessee shall reimburse Lessor on demand for any expenses which Lessor may incur in effecting compliance with Lessee’s obligations and agrees that Lessor shall not be liable for any damages resulting to Lessee from such action. Lessor shall have the right at all times to enforce (or not), change and amend the rules and regulations in any reasonable manner as it may deem advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises. All changes and amendments to the rules and regulations of the Property will be forwarded by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

3.4 Compliance with Americans with Disabilities Act and Texas Architectural Barriers Act.

Lessee represents and covenants that it shall conduct its occupancy and use of the Leased Premises in accordance with the requirements of the Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12101 et seq. (including, but not limited to, modifying its policies, practices and procedures, and providing auxiliary aids and services to disabled persons) and the Texas Architectural Barriers Act (Tex. Rev. Civ. Stat. Art. 9102), (collectively, the ADA). If the Lease provides that the Lessee is to complete certain alterations and improvements to the Leased Premises in conjunction with the Lessee taking occupancy of the Leased Premises, Lessee agrees that such work shall comply with the ADA and, on request of the Lessor, Lessee shall provide Lessor with evidence reasonably satisfactory to Lessor that such work was performed in compliance with the ADA. Furthermore, Lessee covenants and agrees that any and all future alterations or improvements made by Lessee following the Commencement Date to the Leased Premises shall comply with the ADA. Except as noted in the immediately preceding sentence, to the extent any alterations to the Leased premises are required by the ADA or other applicable laws or regulations, Lessee shall bear the expense of the alterations. To the extent any alterations to areas of the Building or the Land outside of the Leased Premises are required to be altered under the ADA or other applicable laws and regulations, Lessor shall bear the expense of such alterations.

3.5 Compliance with all Environmental Laws, Regulations, Policies, Orders, etc.

Lessee agrees that it will comply fully and promptly with any and all environmental laws, regulations, statutes, ordinances, policies and orders issued by any federal, state, county or local governmental authority; that it will obtain, maintain in full force and effect, and strictly comply with any and all governmental permits, approvals and authorizations necessary for the conduct of its business operations; that it will supply Lessor with copies of any such permits, approvals and authorizations; that it will promptly notify Lessor of the expiration or revocation of any such permits, approvals and authorizations; and that it will promptly notify Lessor and supply Lessor with a copy of any notice of violation of any environmental law, regulation, statute, ordinance, policy or order Lessee receives.

3.6 Quiet Enjoyment.

Provided Lessee has performed all of the terms and conditions of this Lease to be performed by Lessee, Lessee shall peaceably and quietly hold and enjoy the Leased Premises for the term, without hindrance from Lessor or any party claiming by, through, or under Lessor, subject to the terms and conditions of this Lease and subject to all mortgages, deeds of trust, leases and agreements to which this Lease is subordinate and to all laws, ordinances, orders, rules and regulations of any governmental authority. Lessor shall not be responsible for the acts or omissions of any other lessee or third party that may interfere with Lessee’s use and enjoyment of the Leased Premises.

3.7 Acceptance of Premises.

By occupying the Leased Premises, Lessee shall be deemed to have accepted the Leased Premises in their condition as of the date of such occupancy. Following occupancy, Lessee shall execute and deliver to Lessor, within ten (10) days after Lessor has requested same, a letter confirming (i) the Commencement Date, (ii) that Lessee has accepted the Leased Premises, and (iii) that Lessor has performed all of its obligations with respect to the Leased Premises pursuant to the Lessee’s Leasehold Improvements Agreement (except for punch-list items specified in such letter) if applicable.

3.8 Inspection.

Lessor or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises to inspect the same, to supply janitorial service or any other service to be provided by Lessor, to show the Leased Premises to prospective mortgagees, purchasers or prospective tenants, (after forty-eight (48) hours prior notice to Lessee), and to alter, improve or repair the Leased Premises or any other portion of the Property (after ten (10) days prior notice to Lessee, except in the case of emergency in which case no prior notice shall be required. Lessee hereby waives any claim for abatement or reduction of rent or for any damages for injury or inconvenience to or interference with Lessee’s business, for any loss of occupancy or use of the Leased Premises, and for any other loss occasioned thereby. Lessor shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises. Lessee shall not change Lessor’s lock system or in any other manner prohibit Lessor from entering the Leased Premises. Lessor shall have the right at all times to enter the Leased Premises by any means in the event of an emergency without liability therefor.

3.9 Security.

Lessor may, at its option, provide a security service or electronic security devices to supervise access to the Building during the weekends and after normal working hours during the week; provided, however, Lessor shall have no responsibility to prevent, and shall be indemnified by Lessee against liability to Lessee, its agents, employees, licensees and invitees for losses due to theft or burglary, or damages done by persons gaining access to the Leased Premises or the Building and the parking areas.

3.10 Personal Property Taxes.

Lessee shall be liable for all taxes levied against leasehold improvements, merchandise, personal property, trade fixtures and all other taxable property located in the Leased Premises. If any such taxes for which Lessee is liable are levied against Lessor or Lessor’s property and if Lessor elects to pay the same or if the assessed value of Lessor’s property is increased by inclusion of personal property and trade fixtures placed by Lessee in the Leased Premises and Lessor elects to pay the taxes based on such increase, Lessee shall pay to Lessor, upon demand, that part of such taxes for which the Lessee is primarily liable pursuant to the terms of this Section. Lessee shall pay when due any and all taxes related to Lessee’s use and operation of its business in the Leased Premises.

ARTICLE 4—UTILITIES AND SERVICE

4.1 Building Services.

Lessor shall provide water and electricity for Lessee during the term of this Lease. Lessee shall pay all telephone charges. Lessor shall furnish Lessee water at those points of supply provided for general use by other tenants in the Building, and central heating and air conditioning in season on business days during regular hours as are considered normal in Midland, Texas (7:00 a.m. to 6:00 p.m., Monday through Friday, 8:00 a.m. to 1:00 p.m. Saturday except for legal holidays) and at temperatures and in amounts as are considered by Lessor to be standard or in compliance with any governmental regulations, such service at times other than regular hours to be furnished upon request with not less than twenty-four (24) hours advance notice from Lessee, who shall bear the entire cost thereof (which cost shall include but not be limited to an amount that will fairly compensate Lessor for additional services, depreciation and replacement of capital items and any other costs attributable thereto) at the rate established by Lessor. Lessor shall also provide routine maintenance, painting and electric lighting service for all public areas and special service areas of the Property in the manner and to the extent deemed by Lessor to be standard. Lessor may, in its sole discretion, provide additional services not enumerated herein. Failure by Lessor to any extent to provide these defined services or any other services not enumerated, or any cessation thereof, shall not render Lessor liable in any respect for damages to either person or property, be construed as an eviction of Lessee, work an abatement of rent or relieve Lessee from fulfillment of any covenant in this Lease. If any of the equipment or machinery useful or necessary for provision of utility services, and for which Lessor is responsible, breaks down, or for any cause ceases to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for rebate of rent or damages on account of any interruption in service occasioned from the repairs. Lessor reserves the right from time to time to make changes in the utilities and services provided by Lessor to the Property.

4.2 Utility Deregulation.

a. Selection. Lessor shall have the right at any time and from time to time during the Lease Term to contract for electrical service from a different company or companies providing electricity service (each such company hereinafter referred to as an “Alternative Service Provider”) or continue to contract for service from the current electric service provider.

b. Lessor’s Access. Lessee shall cooperate with Lessor, the electric service provider and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Lessor, the electric service provider and any Alternative Service Provider reasonable access to the electric lines, feeders, risers, wiring and any other machinery or equipment within the Leased Premises.

c. Service Interruption. Lessor shall in no way be liable or responsible for any loss, damage or expense that Lessee may sustain or incur by reason of any change, failure, interference, disruption or defect in the supply or character of the electric energy furnished to the Leased Premises. If the quantity or character of the electric energy supplied by the electric service provider or any Alternative Service Provider is no longer available or suitable for Lessee’s requirements, no such change, failure, defect, unavailability or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Lessee to any abatement or diminution of rent, (except as provided in Section 4.7), or relieve Lessee from any of its obligations under this Lease. Lessor shall make a best efforts attempt to minimize any loss, damage or expense that Lessee may sustain or incur by reason of any change, failure, interference, disruption or defect in the supply or character of the electric energy furnished to the Leased Premises, or if the quantity or character of the electric energy supplied by the electric service provider or any Alternative Service Provider is no longer available or suitable for Lessee’s requirements.

4.3 Excessive Utility Consumption.

Lessee shall pay all utility costs occasioned by electronic data processing equipment, telephone equipment special lighting and other equipment of high electrical consumption as reasonably determined by Lessor, whose electrical consumption exceeds normal office usage including (without limitation) the cost of installing, servicing and maintaining any special or additional inside or outside wiring or lines, meters or submeters, transformers, poles, air conditioning costs, or the cost of any other equipment necessary to increase the amount or type of electricity or power available to the Leased Premises.

4.4 Theft, Burglary, Personal Injury.

Lessor shall not be liable to Lessee for losses to Lessee’s property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Property.

4.5 Janitorial Service.

Lessor shall furnish janitorial services to the Leased Premises and public areas of the Building five (5) times per week during the term of this Lease, excluding holidays. Lessor shall not provide janitorial service to kitchens or storage areas included in the Leased Premises.

4.6 Window Coverings.

Lessor may (but shall not be obligated to) furnish and install window coverings on all exterior windows to maintain a uniform exterior appearance. Lessee shall not remove or replace these window coverings or install any other window covering which would affect the exterior appearance of the Building. Lessee may install lined or unlined draperies on the interior sides of the Lessor furnished window coverings for interior appearance or to reduce light transmission, provided such over draperies do not (in Lessor’s determination) affect the exterior appearance of the Building or affect the operation of the Building’s heating, ventilating and air conditioning systems.

4.7 Restoration of Services: Abatement.

Lessor shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Lessor liable for any damages caused thereby, be a constructive eviction of Lessee, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Lessee to any abatement of Lessee’s obligations hereunder. However, if Lessee is prevented from making reasonable use of the Leased Premises for more than forty-five (45) consecutive days because of the unavailability of any such service, Lessee shall, as its exclusive remedy therefor, be entitled to a reasonable abatement of rent for each consecutive day (after such forty-five (45) day period) that Lessee is so prevented from making reasonable use of the Leased Premises.

4.8 Charge for Service.

All costs of Lessor for providing the services set forth in Article 4 (except those additional charges paid directly by Lessee pursuant to Article 4) shall be subject to the additional rent provisions in Section 2.3 and shall be payable as therein provided.

ARTICLE 5—REPAIRS AND MAINTENANCE

5.1 Lessor Repairs.

Unless otherwise expressly stipulated herein, Lessor shall not be required to make any improvements to or repairs of any kind or character on the Leased Premises during the term of this Lease, except such repairs as may be for normal maintenance of the Common Areas which shall include the painting of and repairs to walls, floors, corridors, windows, and other structures and equipment within the Common Areas only, and such additional maintenance of the Common Areas as may be necessary because of damages by persons other than Lessee, its agents, employees, invitees, licensees or visitors. Lessor shall have no obligation to maintain or repair the Leased Premises except as set forth herein. Lessee will promptly give Lessor notice of any damage in the Leased Premises requiring repairs by Lessor. If the Building or the equipment used to provide the services referred to in Section 4.1 are damaged by acts or omissions of Lessee, its agents, customers, employees, licensees or invitees, then Lessee will bear the cost of such repairs. Lessor shall not be liable to Lessee, except as expressly provided in this Lease, for any damage or inconvenience, and Lessee shall not be entitled to any damages nor to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Lessor under this Lease. Lessor’s cost of maintaining and repairing the items set forth in this section are subject to the Operating Expense provisions in Section 2.3. All requests for repairs or maintenance that are the responsibility of Lessor pursuant to any provision of this Lease must be made in writing to Lessor and Manager at the addresses in Sections 1.1 and 1.3.

5.2 Lessee Repairs and Damages.

Lessee, at its own cost and expense, shall maintain the Leased Premises in a first-class condition (except for those items that are the responsibility of Lessor under Section 5.1) and shall repair or replace any damage or injury to all or any part of the Leased Premises and/or the Property, caused by any act or omission of Lessee or Lessee’s agents, employees, invitees, licensees or visitors. Lessee shall not allow any damage to be committed on any portion of the

Leased Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Leased Premises to Lessor in as good a condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Lessee.

ARTICLE 6—ALTERATIONS AND IMPROVEMENTS

6.1 Construction.

If any construction of tenant improvements is necessary for the initial occupancy of the Leased Premises, such construction shall be accomplished and the cost of such construction shall be borne by Lessor and/or Lessee in accordance with a separate “Leasehold Improvements Agreement” (herein so called and made a part hereof as Exhibit “D”) between Lessor and Lessee. Except as expressly provided in this Lease or in the Leasehold Improvements Agreement (if any), Lessee acknowledges and agrees that Lessor has not undertaken to perform any modification, alteration or improvements to the Leased Premises, and upon its acceptance of the Leased Premises as provided herein, Lessee further waives any defects in the Leased Premises (except in accordance with Section 6.2 below) and acknowledges and accepts (i) the Leased Premises as suitable for the purpose for which they are leased and (ii) the Property and every part and appurtenance thereof as being in good and satisfactory condition. Upon the request of Lessor, Lessee shall deliver to Lessor a completed acceptance of premises memorandum in Lessor’s standard form.

6.2 Lessee Improvements.

Lessee shall not make or allow to be made any alterations, physical additions or improvements in or to the Leased Premises without first obtaining the written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Any alterations, physical additions or improvements to the Leased Premises made by or installed by either party hereto shall remain upon and be surrendered with the Leased Premises and become the property of Lessor upon the expiration or earlier termination of this Lease without credit to Lessee; provided, however, Lessor, at its option, may require Lessee to remove any physical improvements or additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Lessee took possession, all costs of removal and/or alterations to be borne by Lessee. This clause shall not apply to moveable equipment, furniture or moveable trade fixtures owned by Lessee, which may be removed by Lessee at the end of the term of this Lease if Lessee is not then in default and if such equipment and furniture are not then subject to any other rights, liens and interests of Lessor. Lessee shall have no authority or power, express or implied, to create or cause any mechanic’s or materialman’s lien, charge or encumbrance of any kind against the Leased Premises, the Property or any portion thereof. Lessee shall promptly cause any such liens that have arisen by reason of any work claimed to have been undertaken by or through Lessee to be released by payment, bonding or otherwise within thirty (30) days after request by Lessor, and shall indemnify Lessor against losses arising out of any such claim (including, without limitation, legal fees and court costs). If Lessee fails to timely take either such action, then Lessor may pay the lien claim without inquiry as to the validity thereof, and any amounts so paid, including expenses and interest, shall be paid by Lessee to Lessor within ten (10) days after Lessor has delivered to Lessee an invoice therefor.

6.3 Common and Service Area Alterations.

Lessor shall have the right to decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in, about or on the Property or any part thereof, and to change, alter, relocate, remove or replace service areas and/or Common Areas, to place, inspect, repair and replace in the Leased Premises (below floors, above ceilings or next to columns) utility lines, pipes and the like to serve other areas of tine Property outside the Leased Premises and to otherwise alter or modify the Property, and for such purposes to enter upon the Leased Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Lessor’s judgment, all without affecting any of Lessee’s obligations hereunder. Lessor shall use its best efforts to minimize disruption of Lessee’s business operations conducted in the Leased Premises in Lessor’s performance of its activities pursuant to this Section.

6.4 Removal of Electrical and Telecommunications Wires.

a. Lessor May Elect to Either Remove or Keep Wires. Within sixty (60) days after the expiration or sooner termination of this Lease, Lessor may elect (“Election Right”) by written notice to Lessee to:

(i)	Retain any or all wiring, cables, risers, and similar installations appurtenant thereto installed by Lessee in the risers of the Building (“Wiring”);

(ii)	Remove any or all such Wiring and restore the Premises and risers to their condition existing prior to the installation of the Wiring (“Wire Restoration Work”). Lessor shall perform such Wire Restoration Work at Lessee’s sole cost and expense; or

(iii)	Require Lessee to perform the Wire Restoration Work at Lessee’s sole cost and expense.

b. Survival. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

c. Condition of Wiring. If Lessor elects to retain the Wiring (pursuant to Section 6.4a(i)): Lessee covenants that:

(i)	Lessee shall be the sole owner of such Wiring, that Lessee shall have good right to surrender such Wiring, and that such Wiring shall be free of all liens and encumbrances; and

(ii)	All wiring shall be left in good condition, working order, properly labeled at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

d. Lessor Retains Security Deposit. Notwithstanding anything to the contrary in Section 2.7, Lessor may retain Lessee’s Security Deposit after the expiration or sooner termination of this Lease until the earliest of the following events:

(i)	Lessor elects to retain the Wiring pursuant to Section 6.4a(i);

(ii)	Lessor elects to perform the Wiring Restoration Work pursuant to Section 6.4a(i) and the Wiring Restoration Work is complete and Lessee has fully reimbursed Lessor for all costs related thereto; or

(iii)	Lessor elects to require the Lessee to perform the Wiring Restoration Work pursuant to Section 6.4a(ii) and the Wiring Restoration Work is complete and Lessee has paid for all costs related thereto;

e. Lessor Can Apply Security Deposit. If Lessee fails or refuses to pay all costs of the Wiring Restoration Work within thirty (30) days of Lessee’s receipt of Lessor’s notice requesting Lessee’s reimbursement for or payment of such costs, Lessor may apply all or any portion of Lessee’s Security Deposit toward the payment of such unpaid costs relative to the Wiring Restoration Work.

f. No Limit on Right to Sue. The retention or application of such Security Deposit by Lessor pursuant to this Section 6.4 does not constitute a limitation on or waiver of Lessor’s right to seek further remedy under law or equity.

ARTICLE 7—CASUALTY; WAIVERS; SUBROGATION AND INDEMNITY

7.1 Repair Estimate.

If the Leased Premises or the Building are damaged by fire or other casualty (a “Casualty”), Lessor shall, within sixty (60) days after such Casualty, deliver to Lessee a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

7.2 Lessor’s and Lessee’s Rights.

If a material portion of the Leased Premises or the Building is damaged by Casualty such that Lessee is prevented from conducting its business in the Leased Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Lessor estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repair, then Lessor may, at its expense, relocate Lessee to office space reasonably comparable to the Leased Premises, provided that Lessor notifies Lessee of its intention to do so in the Damage Notice. Such relocation may be for a portion of the remaining term or the entire term of the Lease. Lessor shall complete any such relocation within one hundred eighty (180) days after Lessor has delivered the Damage Notice to Lessee. If Lessor does not elect to relocate Lessee following such Casualty, then Lessee may terminate this Lease by delivering written notice to Lessor of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Lessee. If Lessor does not relocate Lessee and Lessee does not terminate this Lease, then (subject to Lessor’s rights under Section 7.3) Lessor shall repair the Building or the Leased Premises, as the case may be, as provided below, and Base Rent for the portion of the Leased Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of the repair, unless Lessee caused such damage, in which case, Lessee shall continue to pay rent without abatement.

7.3 Lessor’s Rights.

If a Casualty damages a material portion of the Building, and Lessor makes a good faith determination that restoring the Leased Premises would be uneconomical, or if Lessor is required to pay any insurance proceeds arising out of the Casualty to Lessor’s Mortgagee, then Lessor may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Lessee, and Base Rent hereunder shall be abated as of the date of the Casualty.

7.4 Repair Obligation.

If neither party elects to terminate this Lease following a Casualty, then Lessor shall, within a reasonable time after such Casualty, commence to repair the Building and the Leased Premises and shall proceed with reasonable diligence to restore the Building and Leased Premises to substantially the same condition as they existed immediately before such Casualty; however, Lessor shall not be required to repair or replace any part of the furniture, equipment, fixtures, and other improvements which may have been placed by, or at the request of, Lessee or other occupants in the Building or the Leased Premises, and the Lessor’s obligation to repair or restore the Building or Leased Premises shall be limited to the extent of the insurance proceeds actually received by Lessor for the Casualty in question, plus any deductibles payable by Lessor in connection therewith.

7.5 Property Insurance.

Lessor shall at all times during the term of this Lease insure the Property against all risk of direct physical loss in an amount and with such deductibles as Lessor considers appropriate; provided, Lessor shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Lessee upon or within the Leased Premises, any fixtures installed or paid for by Lessee upon or within the Leased Premises, or any improvements which Lessee may construct on the Leased Premises. Lessee shall have no right in or claim to the proceeds of any policy of insurance maintained by Lessor even if the cost of such insurance is borne by Lessee as set forth in Article 2. Lessee at all times during the term of the Lease shall, at its own expense, keep in full force and effect insurance against fire and such other risks as are from time to time included in standard all-risk insurance (including coverage against vandalism and malicious mischief) for the full insurable value of Lessee’s trade fixtures, furniture, supplies and all items of personal property of Lessee located on or within the Leased Premises.

7.6 Waiver; No Subrogation.

Lessor shall not be liable to Lessee or those claiming by, through, or under Lessee or to Lessee’s agents, employees, invitees or licensees for any injury to or death of any person or persons or the damage to or theft, destruction, loss, or loss of use of any property (a “Loss”) caused by casualty, theft, fire, third parties, or any other matter beyond the control of Lessor, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any other cause, except if such Loss is caused by Lessor’s gross negligence or willful misconduct. Lessor and Lessee each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Leased Premises, Lessor’s or Lessee’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence or fault of the other party caused such loss. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party.

7.7 Indemnity.

Lessee hereby agrees to indemnify, protect, defend and hold Lessor and Manager, their agents, officers, directors, employees and agents harmless of and from any and all claims, causes of action, fines, damages and suits arising from Lessee’s construction of or use, occupancy or enjoyment of the Leased Premises and its facilities for the conduct of its business or from any activity, work, or things done, permitted or suffered by Lessee and its agents and employees in or about the Leased Premises and further agrees to indemnify, protect, defend and hold Lessor harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease or arising from any negligence or willful misconduct of Lessee, or any of its agents, contractors, employees, business invitees, or licensees and from and against all costs, attorney’s fees, expenses and liabilities of any kind incurred because of any such claim or any action or proceeding brought thereon, INCLUDING ANY LIABILITY RESULTING FROM THE NEGLIGENCE OF LESSOR, BUT NOT ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LESSOR. In case any action or proceeding shall be brought against Lessor by reason of any such claim, Lessee, upon notice from Lessor, shall defend the same at Lessee’s sole cost and expense by counsel reasonably satisfactory to Lessor. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to or death of persons within the Leased Premises, except that caused by Lessor’s gross negligence or willful misconduct, and Lessee hereby waives all claims in respect thereof against Lessor, except for claims arising out of Lessor’s gross negligence or willful misconduct. Except for injury or damage, if any, caused by Lessor’s gross negligence or willful misconduct, Lessee hereby covenants the Lessor and the Manager, their agents, officers, directors, employees and agents shall not be liable or responsible for any loss or damage which may be sustained by the goods, wares, merchandise or property of Lessee, its employees, invitees or customers, or by any person in the Leased Premises or death or injury of any person caused by or resulting from theft, fire, act of God, public enemy, injunction, riot, strike, insurrection or any other action of any governmental body or authority, or any other matter, or for any injury or damage or inconvenience which may arise through the repair or alteration of any part of the Leased Premises, or from any cause whatsoever, including but not limited to, consequential loss or damage from any cause whatsoever by reason of the construction, use, occupancy or enjoyment of the Leased Premises by Lessee. Lessee hereby agrees that Lessor shall not be liable to Lessee, its agents, employees, invitees or licensees for any damage arising from any act or neglect of any other tenant in the Building.

7.8 Insurance.

Lessee shall at its expense procure and maintain throughout the term the following insurance policies: (i) comprehensive general liability insurance in amounts of not less than $2,000,000 or such other amounts as Lessor may from time to time reasonably require, insuring Lessee, Lessor and Lessor’s agents against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Leased Premises, and (ii) business interruption insurance. Lessee’s insurance shall provide primary coverage to Lessor when any policy issued to Lessor provides duplicate or similar coverage, and in such circumstance Lessor’s policy will be excess over Lessee’s policy. Lessee shall furnish certificates of such insurance and such other evidence satisfactory to Lessor of the maintenance of all insurance coverage required hereunder, and Lessee shall obtain a written obligation on the part of each insurance company to notify Lessor at least fifteen (15) days before cancellation or a material change of any such insurance. All such insurance policies shall be in form, and issued by companies, reasonably satisfactory to Lessor.

7.9 Ad Valorem Taxes.

Lessee hereby waives any right it may have to contest the appraised value of the Property or Building as the appraised value may be determined by any taxing authority.

ARTICLE 8—CONDEMNATION

8.1 Taking—Lessor’s and Lessee’s Rights.

If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), and such Taking prevents Lessee from conducting its business in the Leased Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Lessor may, at its expense, relocate Lessee to office space reasonably comparable to the Leased Premises, provided that Lessor notifies Lessee of its intention to do so within thirty (30) days after the Taking. Such relocation may be for a portion of the remaining term or the entire term. Lessor shall complete any such relocation within thirty (30) days after Lessor has notified Lessee of its intention to relocate Lessee. If Lessor does not elect to relocate Lessee following such Taking, then Lessee may terminate this Lease as of the date of such Taking by giving written notice to Lessor within thirty (30) days after the Taking, and rent shall be apportioned as of the date of such Taking. If Lessor does not relocate Lessee and Lessee does not terminate this Lease, then Base Rent shall be abated on a reasonable basis as to that portion of the Leased Premises rendered untenantable by the Taking.

8.2 Taking—Lessor’s Rights.

If any material portion, but less than all, of the Building becomes subject to a Taking, or if Lessor is required to pay any of the proceeds received for a Taking to Lessor’s Mortgagee, then this Lease, at the option of Lessor, exercised by written notice to Lessee within thirty (30) days after such Taking, shall terminate and rent shall be apportioned as of the date of such Taking. If Lessor does not so terminate this Lease and does not elect to relocate Lessee, then this Lease will continue, but if any portion of the Leased Premises has been taken, Base Rent shall abate as provided in the last sentence of Section 8.1.

8.3 Award.

If any Taking occurs, then Lessor shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Lessee may separately pursue a claim against the condemner for the value of Lessee’s personal property which Lessee is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

ARTICLE 9—ASSIGNMENT OR SUBLEASE; SUBORDINATION AND NOTICE

9.1 Sublease; Consent.

Lessee shall not, without the prior written consent of Lessor (which Lessor may grant or deny in its sole discretion), (i) advertise that any portion of the Leased Premises is available for lease, (ii) assign, sublease, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (iii) sublet any portion of the Leased Premises, (iv) permit any other entity to become Lessee hereunder by merger, consolidation, or other reorganization, (v) if Lessee is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Lessee so as to result in a change in the current control of Lessee, (vi) grant any license, concession, or other right of occupancy of any portion of the Leased Premises, or (vii) permit the use of the Leased Premises by any parties other than Lessee (any of the events listed in clauses (ii) through (vii) being a “Sublease”). If Lessee requests Lessor’s consent to a Sublease, then Lessee shall provide Lessor with a written description of all terms and conditions of the proposed Sublease, copies of the proposed documentation, and the following information about the proposed sublease: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Leased Premises; banking, financial, and other credit information; and general references sufficient to enable Lessor to determine the proposed sublessee’s credit worthiness and character. Lessee shall reimburse Lessor for its reasonable attorneys’ fees and other expenses incurred in connection with considering any request for its consent to a Sublease. If Lessor consents to a proposed Sublease, then the proposed sublessee shall deliver to Lessor a written agreement whereby it expressly assumes the Lessee’s obligations hereunder; however, any sublessee of less than all of the space in the Leased Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Sublease, and only to the extent of the rent it has agreed to pay Lessee therefor. Lessor’s consent to a Sublease shall not release Lessee from performing its obligations under this Lease, but rather Lessee and its sublessee shall be jointly and severalty liable therefor. Lessor’s consent to any Sublease shall not waive Lessor’s rights as to any subsequent Subleases. If an Event of Default occurs while the Leased Premises or any part thereof are subject to a Sublease, then Lessor, in addition to its other remedies, may collect directly from such sublessee all rents becoming due to Lessee and apply such rents against rent. Lessee authorizes its sublessees to make payments of rent directly to Lessor upon receipt of notice from Lessor to do so.

9.2 Cancellation.

Lessor may, within thirty (30) days after submission of Lessee’s written request for Lessor’s consent to a Sublease, cancel this Lease (or, as to a subletting or assignment, cancel as to the portion of the Leased Premises proposed to be sublet or assigned) as of the date the proposed Sublease was to be effective. If Lessor cancels this Lease as to any portion of the Leased Premises, then this Lease shall cease for such portion of the Leased Premises and Lessee shall pay to Lessor all rent accrued through the cancellation date relating to the portion of the Leased Premises covered by the proposed Sublease and alt brokerage commissions paid or payable by Lessor in connection with this Lease that are allocable to such portion of the Leased Premises. Thereafter, Lessor may lease such portion of the Leased Premises to the prospective sublessee (or to any other person) without liability to Lessee.

9.3 Additional Compensation.

Lessee shall pay to Lessor, immediately upon receipt thereof, all compensation received by Lessee for a Sublease that exceeds the rent allocable to the portion of the Leased Premises covered thereby following any deductions for reasonable costs associated with subleasing the premises.

9.4 Lessor Assignment.

Lessor shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and in the Property. Any such sale, sublease or assignment shall operate to release Lessor from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

9.5 Subordination.

a. This Lease and all rights of Lessee under this Lease are subject and subordinate to:

(i)	any mortgage or deed of trust secured by a lien against the Building (a “Mortgage”), that now or hereafter covers all or any part of the Leased Premises (the mortgagee under any Mortgage is referred to herein as “Lessor’s Mortgagee”); and

(ii)	all increases, renewals, modifications, consolidations, replacements, and extensions of any Mortgage.

Upon the request of Lessor, Lessee shall enter into a Subordination, Attornment and Non-Disturbance Agreement, substantially in the form of Exhibit “F” attached hereto (“SNDA”). Lessee shall, within fifteen (15) days after written demand at any time or times, execute, acknowledge, and deliver to Lessor, or to Lessor’s Mortgagee, any instruments that may be reasonably requested by Lessor or any mortgagee of Lessor’s to more effectively effect or evidence this subordination to any mortgage or deed of trust.

b. If any mortgage or deed of trust against the Building is foreclosed, Lessee shall, upon request by the purchaser at the foreclosure sale:

(i)	attorn to the purchaser and recognize the purchaser as “Lessor” under this Lease; and

(ii)	execute, acknowledge, and deliver to the purchaser an agreement in substantially the form of the SNDA confirming such attornment as such purchaser may reasonably request, with such purchaser recognizing the Lease and agreeing not to disturb Lessee pursuant to the terms of the Lease.

c. Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, that may give or purport to give Lessee any right or election to terminate or otherwise adversely affect this Lease and the obligations of Lessee under this Lease if any foreclosure sale occurs. This Lease is not affected in any way whatsoever by any foreclosure sale unless Lessor’s Mortgagee declares otherwise pursuant to the terms of the SNDA with such Lessor’s Mortgagee.

9.6 Estoppel Certificates.

Lessee shall, from time to time, within ten (10) business days after receipt of a request for same, execute, acknowledge, and deliver to Lessor and Estoppel Certificate in substantially the form attached as Exhibit “G”.

ARTICLE 10—LIENS

10.1 Lessor’s Lien.

In addition the statutory Landlord’s lien, Lessee hereby grants to Lessor, a security interest to secure payment of all rent and other sums of money coming due hereunder from Lessee, and to secure payment of any damages or loss which Lessor may suffer by reason of the breach by Lessee of any covenant, agreement, or condition contained herein, upon all equipment, fixtures, furniture, improvements, and other personal property of Lessee presently or which may hereafter be situated on the Leased Premises, and all proceeds therefrom. Such property shall not be removed from the Leased Premises at any time without the consent of the Lessor until all arrearages in rent as well as any other sums of money then due to Lessor hereunder shall first have been paid and discharged, and all the covenants, agreements, and conditions hereof have been fulfilled and performed, by Lessee. In addition to any other remedies provided herein, in the Event of Default, Lessor may enter the Leased Premises and take possession of any and all equipment, fixtures, furniture, improvements and other personal property of Lessee situated upon the Leased Premises without liability for trespass or conversion. Lessor may sell the same at a public or private sale, with or without having such property at the sale, after giving Lessee reasonable notice as to the time and place of the sale. At such sale, Lessor or its assigns may purchase the property unless such purchase is otherwise prohibited by law. Unless otherwise provided by law, the requirement of reasonable notice shall be met if such notice is given to Lessee at the address hereafter prescribed at least fifteen (15) days prior to the time of the sale. The proceeds of any such disposition, less all expenses connected with the taking of possession and sale of the property, including a reasonable attorney’s fee, shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Lessee and Lessee shall pay any deficiencies upon demand. Upon request by Lessor, Lessee will execute and deliver to Lessor a financing statement in a form sufficient to perfect the security interest of the Lessor in the aforementioned property and the proceeds thereof under the provision of the uniform commercial code in force in the State of Texas.

ARTICLE 11—DEFAULT AND REMEDIES

11.1 Lessee’s Events of Default.

Each of the following occurrences shall constitute a “Lessee Event of Default”:

a. Lessee’s failure to pay rent, or any other sums due from Lessee to Lessor under the Lease (or any other lease executed by Lessee for space in the Building), when due;

b. Lessee’s failure to fulfill or perform in whole or in part any agreement or provision of this Lease which is a material obligation upon Lessee other than the payment of rent or any other money amounts due hereunder, and such failure or nonperformance shall continue for a period of twenty (20) days after written notice thereof has been given by Lessor to Lessee (or if such performance cannot be reasonably completed with said twenty (20) day period, Lessee has not commenced efforts to so perform within said twenty (20) day period and diligently continued such efforts);

c. The filing of a petition by or against Lessee (the term “Lessee” shall include, for the purpose of this Section 11.1c, any guarantor of the Lessee’s obligations hereunder) (i) in any bankruptcy or other insolvency proceedings; (ii) seeking any relief under any state or federal debtor relief law; (iii) for the appointment of a liquidator or receiver for all or substantially all Lessee’s property or for Lessee’s interest in this Lease; or (iv) for the reorganization or modification of Lessee’s capital structure; but (i) through (iv) shall only constitute an Event of Default if such petition is not dismissed within sixty (60) days after its filing;

d. Lessee shall Abandon the Leased Premises;

e. The admission by Lessee that it cannot meet its obligations as they become due or the making by Lessee of an assignment for the benefit of its creditors; or

f. Lessee’s death, dissolution or termination of existence.

11.2 Lessor’s Remedies.

Upon any Lessee Event of Default, Lessor may, in addition to all other rights and remedies afforded Lessor hereunder or by law or equity, take any of the following actions:

a. Terminate this Lease by giving Lessee written notice thereof, in which event, Lessee shall pay to Lessor the sum of (i) all rent accrued hereunder through the date of termination, (ii) all amounts due under Section 11.3, and (iii) an amount equal to (A) the total rent that Lessee would have been required to pay for the remainder of the term discounted to present value at a per annum rate equal to the “Prime Rate” as published (on the date this Lease is terminated) by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (B) the then present fair rental value of the Leased Premises for such period, similarly discounted; or

b. Terminate Lessee’s right to possession of the Leased Premises without terminating this Lease by giving written notice thereof to Lessee, in which event Lessee shall pay to Lessor (i) all rent and other amounts accrued hereunder to tine date of termination of possession, (ii) all amounts due from time to time under Section 11.3., and (iii) all rent and other sums required hereunder to be paid by Lessee during the remainder of the term, reduced by any net sums thereafter received by Lessor through reletting the Leased Premises during such period. Lessor shall use reasonable efforts to relet the Leased Premises on such terms and conditions as Lessor in its sole discretion may determine (including a term different from the term, rental concessions, and alterations to, and improvement of, the Leased Premises); however, Lessor shall not be obligated to relet the Leased Premises before leasing other portions of the Building. Lessor shall not be liable for, nor shall Lessee’s obligations hereunder be diminished because of, Lessor’s failure to relet the Leased Premises or to collect rent due for such reletting. Lessee shall not be entitled to the excess of any consideration obtained by reletting over the rent due hereunder. Re-entry by Lessor in the Leased Premises shall not affect Lessee’s obligations hereunder for the unexpired term; rather, Lessor may, from time to time, bring action against Lessee to collect amounts due by Lessee, without the necessity of Lessor’s waiting until the expiration of the term. Unless Lessor delivers written notice to Lessee expressly stating that it has elected to terminate this Lease, all actions taken by Lessor to exclude or dispossess Lessee of the Leased Premises shall be deemed to be taken under this Section 11.2b. If Lessor elects to proceed under this Section 11.2b., it may at any time elect to terminate this Lease under Section 11.2a; or

c. In addition to its rights under 11.2 a and b above, Lessor may, without notice, alter locks or other security devices at the Leased Premises to deprive Lessee of access thereto, and Lessor shall not be required to provide a new key or right of access to Lessee so long as any Event of Default exists.

11.3 Payment by Lessee.

Upon any Lessee Event of Default, Lessee shall pay to Lessor all costs incurred by Lessor (including court costs and reasonable attorneys’ fees and expenses) in (i) obtaining possession of the Leased Premises, (ii) removing and storing Lessee’s or any other occupants property, (including the cost of altering any locks or security devices), (iii) the reasonable cost of repairing, restoring, altering, remodeling, or otherwise putting the Leased Premises into condition acceptable to a new tenant, (iv) if Lessee is dispossessed of the Leased Premises and this Lease is not terminated, reletting all or any part of the Leased Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (v) performing Lessee’s obligations which Lessee failed to perform, and (vi) enforcing, or advising Lessor of, its rights, remedies, and recourse arising out of the Event of Default.

11.4 Performance by Lessor.

If Lessee defaults under this Lease, Lessor, without waiving or curing the default, may, but shall not be obligated to, perform Lessee’s obligations for the account and at the expense of Lessee. Notwithstanding Section 11.1b, in the case of an emergency, Lessor need not give any notice prior to performing Lessee’s obligations. Lessee irrevocably appoints Lessor and Lessor’s successor and assigns, with full power of substitution, as Lessee’s attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any instruments in connection with Lessor’s performance of Lessee’s obligations if Lessee is in default, and to take all other acts in connection therewith.

11.5 Post-Judgment Interest.

The amount of any judgment obtained by Lessor against Lessee in any legal proceeding arising out of Lessee’s default under this Lease shall bear interest until paid at the maximum rate allowed by law, or, if no maximum rate prevails, at the rate of eighteen percent (18%) per annum. Notwithstanding anything to the contrary contained in any laws, with respect to any damages that are certain or ascertainable by calculation, interest shall accrue from the day that the right to the damages vests in Lessor, and in the case of any unliquidated claim, interest shall accrue from the day the claim arose.

ARTICLE 12—RELOCATION

12.1 Relocation Option.

Lessor reserves the right (i) at any time prior to tendering the possession of the Leased Premises to Lessee or (ii) during the Lease Term after the Commencement Date, and on sixty (60) days prior notice (“Substitution Notice”) to substitute other space (“Substitute Space”) within the Building for the Leased Premises, as long as the Substitute Space is comparable to or better than the Leased Premises. The Base Rent for the Substitute Space will be computed by multiplying the number of square feet for rentable area in the Substitute Space by the per rentable square foot Base Rent for the Leased Premises. If relocation occurs after the commencement of the Lease Term, Lessee may take the Substitute Space “as is” or have the Substitute Space improved in substantially the same manner as the Leased Premises, such election to be exercised by notice delivered to Lessor within thirty (30) days after Lessee’s receipt of the Substitution Notice. Failure by Lessee to notify Lessor of Lessee’s election within the thirty (30) day period will be deemed to be an election to take the Substitute Space “as is”. Rent for the Substitute Space shall commence to accrue within fifteen (15) days after substantial completion of the Substitute Space or on the delivery date if taken “as is”. Before that time, Lessor shall take no action in the Leased Premises that would unreasonably interfere with Lessee’s occupancy. If Lessor exercises its right to relocate the Lessee, Lessor will pay all reasonable out-of-pocket costs and expenses incurred by Lessee as a result of the relocation. Any modification or upgrading of Lessee improvements or stationery or additional construction or printing will be at the sole cost of Lessee.

12.2 Lease Continues.

In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in Section 1.5 of this Lease.

ARTICLE 13—DEFINITIONS

13.1 Abandon.

“Abandon” means the vacating of all or a substantial portion of the Leased Premised by Lessee, whether or not Lessee is in default of the rental or other payments due under this Lease.

13.2 Act of God or Force Majeure.

An “act of God” or “force majeure” is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, terrorist attacks, insurrections, and/or any other cause not reasonably within the control of Lessor or Lessee or which by the exercise of due diligence Lessor or Lessee is unable wholly or in part, to prevent or overcome.

13.3 Net Rentable Area.

“Net Rentable Area” as used in this Lease “Net Rentable Area” shall refer to (i) in the case of a single tenancy floor, the entire area bounded by the outside surfaces of the four exterior glass walls (or the outside surface of the permanent exterior wall where there is no glass) of the Building on such floor including all the area on any single tenant floor that is used for elevator lobbies, corridors, special stairways, restrooms, mechanical rooms, electrical rooms, telephone and janitor closets, and all vertical penetrations that are included for the special use of Tenant, and columns and other structural portions less the area contained within the exterior walls of the building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts and/or (ii) in the case of a floor to be occupied by more than one (1) tenant, the total of (A) the entire area included within the Leased Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding such Leased Premises, the exterior of all walls separating such Leased Premises from any public corridors or other public areas on such floor and the centerline of all walls separating such Leased Premises from other areas leased or to be leased to other tenants on such floor and (B) a pro rata portion of the area covered by the elevator lobbies, corridors, restrooms mechanical rooms, electrical rooms, telephone and janitor closets situated on such floor or other floors which may service such single tenant floors. The Net Rentable Area for the entire Building shall be deemed to be 421,546 square feet for the purposes of the Lease.

ARTICLE 14—MISCELLANEOUS

14.1 Waiver.

Failure of to declare a Lessee Event of Default by immediately upon its occurrence, or delay in taking any action in connection with an Event of Default, shall not constitute a waiver of the default, but each party shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy hereunder or at law constitute forfeiture or waiver of any rent or damages accruing to Lessor by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Lessor to enforce one or more of the remedies provided hereunder or at law upon any Event of Default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms provisions and covenants contained in this Lease. Lessor may collect and receive rent due from Lessee without waiving or affecting any rights or remedies that Lessor may have at law or in equity or by virtue of this Lease at the time of such payment. Institution of a forcible detainer action to reenter the Leased Premises shall not be construed to be an election by Lessor to terminate this Lease.

14.2 Act of God.

Neither party hereto shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to the other party hereto, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, force majeure or by the other party hereto.

14.3 Attorney’s Fees.

In any action between Lessor and Lessee to construe or enforce this Lease, the prevailing party shall be entitled to recover its attorney’s fees and cost of suit.

14.4 Successors.

This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective heirs, personal representatives, successors and assigns.

14.5 Rent Tax.

If applicable in the jurisdiction where the Leased Premises are situated, Lessee shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Lessor by Lessee under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, Operating Expenses or other charge upon which the tax is based as set forth above.

14.6 Interpretation.

The captions appearing in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of any Section. Grammatical changes required to make the provisions of this Lease apply (i) in the plural sense where there is more than one tenant and (ii) to limited liability companies, corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. This Lease shall not be construed more or less favorably with respect to either party as a consequence of the Lease or various provisions hereof having been drafted by one of the parties hereto.

14.7 Notices.

All rent and other payments required to be made by Lessee shall be payable to Lessor, in care of Manager, at Manager’s address set forth on page 1. All payments required to be made by Lessor to Lessee shall be payable to Lessee at Lessee’s address set forth on page 1. Any notice or document (other than rent) required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth on page 1 (or, in the case of Lessee, at the Leased Premises), or to such other addresses as the parties may have designated by written notice to each other, with copies of notices to Lessor being sent to Lessor’s address as shown on page 1. Manager shall be a co-addressee with Lessor on all notices sent to Lessor by Lessee hereunder, and any notice sent to Lessor and not to Manager, also, in accordance with this section shall be deemed ineffective.

14.8 Submission of Lease.

Submission of this Lease to Lessee for signature does not constitute a reservation of space or an option to Lease. This Lease is not effective until execution by and delivery to both Lessor and Lessee.

14.9 Authority.

If Lessee executes this Lease as a limited liability company, corporation or a partnership (general or limited), each person executing this Lease on behalf of Lessee hereby personally represents and warrants that (i) Lessee is a duly authorized and existing limited liability company, corporation or partnership (general or limited), (ii) Lessee is qualified to do business in the state in which the Leased Premises are located, (iii) the limited liability company, corporation or partnership (general or limited) has full right and authority to enter into this Lease, (iv) each person signing on behalf of the limited liability company, corporation or partnership (general or limited) is authorized to do so, and (v) the execution and delivery of the Lease by Lessee will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement, or other contract or instrument to which Lessee is a party or by which Lessee may be bound. If any representation or warranty contained in this Section is false, each person who executes this Lease shall be liable, individually, as Lessee hereunder.

14.10 Multiple Lessees.

If this Lease is executed by more than one person or entity as “Lessee,” each such person or entity shall be jointly and severally liable hereunder. It is expressly understood that any one of the named Lessees shall be empowered to execute any modification, amendment, exhibit, floor plan, or other document herein referred to and bind all of the named Lessees thereto; and Lessor shall be entitled to rely on same to the extent as if all of the named Lessees had executed same.

14.11 Lessee’s Financial Statements.

Lessee represents and warrants to Lessor that, as of the date of execution of this Lease by Lessee, the financial statements of Lessee provided to Lessor prior to or simultaneously with the execution of this Lease accurately represent the financial condition of Lessee as of the dates and for the periods indicated therein, such financial statements are true and do not contain any untrue statement of a material feet or omit to state any material feet necessary in order to make the statements included therein not misleading and there has been no material adverse change in the financial condition or business prospects of Lessee since the respective dates of such financial statements. If there is a material adverse change in Lessee’s financial condition, Lessee will give immediate notice of such material adverse change to Lessor. If Lessee fails to give such immediate notice to Lessor, such failure shall be deemed an Event of Default under this Lease.

14.12 Severability.

If any provision of this Lease or the application thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. Each covenant and agreement contained in this Lease shall be construed to be a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Lessor shall not discharge or relieve Lessee from Lessee’s obligation to perform each and every covenant and agreement of this Lease to be performed by Lessee, except as specifically set forth in this Lease.

14.13 Lessor’s Liability.

If Lessor shall be in default under this Lease and, if as a consequence of such default, Lessee shall recover a money judgment against Lessor, such judgment shall be satisfied only out of the right title, and interest of Lessor in the Property as the same may then be encumbered and neither Lessor nor any person or entity comprising Lessor shall be liable for any deficiency. In no event shall Lessee have the right to levy execution against any property of Lessor nor any person or entity comprising Lessor other than its interest in the Property as herein expressly provided.

14.14 Sale of Property.

Upon any conveyance, sale or exchange of the Leased Premises or assignment of this Lease, Lessor shall be and is hereby entirely free and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission relating to the Leased Premises or this Lease occurring after the consummation of such sale or exchange and assignment.

14.15 Time is of the Essence.

The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence of this Lease.

14.16 Subtenancies.

At Lessor’s option, the voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work a merger of estates and shall operate as an assignment of any or all permitted subleases or subtenancies.

14.17 Name.

Lessee shall not use the name of the Building or of the development in which the Building is situated, if any, for any purpose other than as an address of the business to be conducted by Lessee in the Premises.

14.18 Choice of Law.

This Lease shall be governed by the laws of the State of Texas applicable to transactions to be performed wholly therein.

14.19 Presumptions.

This Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting the document. It shall be construed neither for nor against Lessor or Lessee, but shall be given reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties.

14.20 Exhibits.

All exhibits and any riders annexed to this Lease are incorporated herein by this reference.

14.21 Brokers.

Lessee represents and warrants to Lessor that Lessee has had no dealings with any broker, finder, or similar person who is or might be entitled to a commission or other fee in connection with introducing Lessee to the Building or in connection with this Lease. Lessor shall pay the commission due Lessor’s Broker pursuant to a separate agreement between Lessor and Lessor’s Broker. Lessee shall indemnify Lessor for, and hold Lessor harmless from and against, any and all claims of any person other than Lessor’s Broker who claims to have introduced Lessee to the Building or dealt with Lessee in connection with this Lease and all liabilities arising out of or in connection with such claims.

ARTICLE 15—SPECIAL PROVISIONS

ARTICLE 16—AMENDMENT AND LIMITATION OF WARRANTIES

16.1 Entire Agreement.

IT IS EXPRESSLY AGREED BY LESSEE, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE

PARTIES: THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENT OR PROMISES PERTAINING TO THE SUBJECT MATTER OF THIS LEASE OR OF ANY EXPRESSLY MENTIONED EXTRINSIC DOCUMENTS THAT ARE NOT INCORPORATED IN WRITING IN THIS LEASE.

16.2 Amendment.

THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY LESSOR AND LESSEE.

16.3 Limitation of Warranties.

LESSOR AND LESSEE EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS OF A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, LESSEE EXPRESSLY ACKNOWLEDGES THAT LESSOR HAS MADE NO WARRANTIES OR REPRESENTATIONS CONCERNING ANY HAZARDOUS SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS AFFECTING ANY PART OF THE PROPERTY, AND LESSOR HEREBY EXPRESSLY DISCLAIMS AND LESSOR WAIVES ANY EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO ANY SUCH MATTER.

16.4 Compliance with Texas Property Code Section 93.004.

Lessor and Lessee agree that each provision of this Lease for determining charges, amounts and additional rent payable by Lessee (including, without limitation, payments under Sections 2.3, 2.6, 4.3, 4.8 and 13.3) is commercially reasonable and, as to each such charge or amount, constitutes a “method by which the charge is to be computed” for purposes of Section 93.004 of the Texas Property Code as enacted by House Bill 2186, 77th Legislature.

16.5 Waiver and Releases.

LESSEE SHALL NOT HAVE THE RIGHT TO WITHHOLD OR TO OFFSET RENT OR TO TERMINATE THIS LEASE EXCEPT AS EXPRESSLY PROVIDED HEREIN. LESSEE WAIVES AND RELEASES ANY AND ALL STATUTORY LIENS AND OFFSET RIGHTS. Lessor and Lessee are knowledgeable and experienced in commercial transactions and agree that the provision of this Lease for determining charges, amounts and additional rent payable by Lessee (including, without limitation, payments under Sections 2.3, 2.6, 4.3, 4.8 and 13.3) are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. ACCORDINGLY, LESSEE VOLUNTARILY AND KNOWINGLY WAIVES ALL RIGHTS AND BENEFITS OF LESSEE UNDER SECTION 93.004 OF THE TEXAS PROPERTY CODE, AS ENACTED BY HOUSE BILL 2186, 77th LEGISLATURE, AS SUCH SECTION NOW EXISTS OR AS MAY BE HEREAFTER AMENDED OR SUCCEEDED.

EXECUTED to be effective the date first above written.

LESSOR	LESSEE

FASKEN MIDLAND, LLC	WINDSOR PERMIAN, LLC

By: JB Fund 1, LLC, Manager	By:	/s/ Travis D. Stice
By: Its Managers North Waterfront Corporation	Name: Travis D. Stice Title: President & COO

By:	/s/ Thomas E. Cooper
Thomas E. Cooper Vice President

JB Financials, Inc.

By:	/s/ Thomas E. Cooper
Thomas E. Cooper Vice President

Exhibits and Attachments

Exhibit A – Land Description

Exhibit B – Leased Premises/Floor Plans

Exhibit C – Base Rent

Exhibit D – Leasehold Improvements Agreement

Exhibit E – Building Rules and Regulations

Exhibit F – Subordination, Attornment and Non-Disturbance Agreement

Exhibit G – Estoppel Certificate

EXHIBIT A

PROPERTY DESCRIPTION

Being ALL OF BLOCK THIRTY-TWO (32) AND THIRTY-THREE (33), ORIGINAL TOWN OF MIDLAND, Midland County, Texas, according to the map or plat thereof recorded in Volume 2, Page 232 of the Deed Records of Midland County, Texas, together with that portion of Pecos Street between said Blocks and the 20 foot alleys in said Block as abandoned by City Ordinance No. 3601 dated September 29, 1959, and now recorded in Volume 294, Page 454 of the Deed Records of Midland County, Texas

EXHIBIT B

FLOOR PLANS

EXHIBIT C

BASE RENT

Months	Annual Rate Per Square Foot	Annual Rent	Monthly Rent
5/15/11 – 5/31/12	$16.00	$25,376.00	$2,114.67
6/1/12 – 5/31/13	$16.75	$26,565.50	$2,213.79
6/1/13 – 5/31/14	$17.50	$27,755.00	$2,312.92
6/1/14 – 5/31/15	$18.25	$28,944.50	$2,412.04
6/1/15 – 5/31/16	$19.00	$30,134.00	$2,511.17

EXHIBIT D

LEASEHOLD IMPROVEMENTS AGREEMENT

Lessee agrees to accept the Leased Premises in “As Is” condition with no other improvements required of Lessor. Any improvements to the Leased Premises shall be at Lessee’s sole cost and responsibility.

EXHIBIT E

BUILDING RULES AND AGREED REGULATIONS

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by any Lessee or used by any Lessee for any purpose other than access to and from Lessee’s Leased Premises and other portions of the Building.

2. Plumbing, fixtures and appliances within the Building shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by a Lessee or such Lessee’s agents, employees or invitees, shall be paid by such Lessee and Lessor shall not in any case be responsible therefore.

3. No signs, advertisements, or notices shall be painted or affixed on or to any windows or doors or other part of the Building except of such color, size and style in such places as shall be first approved in writing by Lessor. No part of the Building shall be defaced by any Lessee. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

4. Lessor shall provide and maintain an alphabetical directory board for all Lessees in the first floor (main lobby) of the Building and no other directory shall be permitted without Lessor’s prior written consent prorated for the use of all occupants.

5. Lessor shall provide all locks for doors in each Lessee’s leased area, and no Lessee shall place any additional lock or locks on any door in such Lessee’s Leased Premises, without Lessor’s prior written consent. A reasonable number of keys to the locks on the doors in each Lessee’s leased area shall be furnished by Lessor to each Lessee.

6. Construction or building repair work shall be performed by any Lessee only within any such Lessee’s Leased Premises and only with the prior written consent of Lessors, and all Lessees will refer all contractors, subcontractors, and suppliers, and their agents, representatives, and technicians, to Lessor for Lessor’s supervision, approval and control prior to the performance of any contractual service. This provision shall apply to all construction or building repair work performed in the Building including, but not limited to, installations of telephones, telegraph equipment, electrical devices, and attachments, and any and all installations of every nature affecting doors, walls, woodwork, trim, windows, ceilings, equipment, plumbing and any other physical portion of the Building.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by any Lessee of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to such hours as Lessor shall designate. All such movement shall be by persons acceptable to Lessor, and shall be performed under the supervision of Lessor and in the manner agreed between such Lessee and Lessor by prearrangement before initialed by each requesting Lessee with reasonable advance notice and Lessor shall determine and control the time, method, and routing of any permitted movement and any limitations for safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Each

Lessee assumes all risks of, and agrees to pay and hold Lessor harmless from any loss, cost or expense associated with damage to any articles moved and injury to property and persons engaged or not engaged in such movement, including property and personnel of Lessor if damaged or injured as a result of acts or omissions in connection with carrying out this service for a Lessee, but Lessor shall not be liable for the acts of omission of any person engaged in, or any damage or loss to any of said property or persons resulting from any act or omission in connection with, such service performed for a Lessee.

8. Lessor shall have the power to prohibit, or prescribe the weight and position of safes and other heavy equipment which shall in all cases where permitted, in order to distribute weight, stand on supporting devices approved by Lessor. Each Lessee shall notify Lessor when safes or other heavy equipment are to be taken in or out of the Building and the moving shall be done under the supervision of Lessor, all as is more particularly required by Paragraph 7, above.

9. Lessor shall provide janitorial cleaning services. Janitorial service to be made available by Lessor to the Leased Premises shall, to the extent available in the market place, be performed by bonded cleaning and maintenance personnel as is reasonably customary and usual for buildings similar to the Building in which the Leased Premises and general cleaning of public areas. Building porters, employed by the Lessor for miscellaneous daytime cleaning services and other needs of the Lessor may not be called upon by Lessee for services, except when approved by telephone request to Lessor’s management office. Approvals by Lessor will be only for short time assistance and solely at the discretion of the Lessor. Lessee shall in no way be responsible to any Lessee or third party for any negligent or willful act of omission of any person or persons performing any cleaning service in the Building or any portion thereof, or on the land adjacent thereto.

10. Each Lessee shall cooperate in keeping its Leased Premises neat and clean, and except as expressly authorized in writing by Lessor, Lessees shall not employ any person for the purpose of the Building’s cleaning and maintenance.

11. No telegraphic, enunciator, or other communication service shall be placed in any Leased Premises except as Lessor shall permit and as to any such service so permitted by Lessor, Lessor will direct the electrician where and how wires are to be introduced and placed. Additionally, no electric current shall be used for heating without Lessor’s prior written consent.

12. Lessees shall not make or permit any improper noises in the Building or otherwise interfere in any way with other Lessees or persons visiting or doing business with such other Lessees.

13. Nothing shall be swept or thrown into, or placed, discarded or abandoned in, the corridors, halls elevator shafts or stairways. No animals shall be brought in or kept in, on or about any Lessee’s Leased Premises.

14. No machinery excluding machines required for normal business activities of any kind shall be operated by any Lessee in its Leased Premises without the prior written consent of Lessor, nor shall any Lessee use or keep in the Building any inflammable or explosive fluid or substance.

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15. No portion of any Lessee’s Leased Premises shall at any time be used or occupied as sleeping or lodging quarters.

16. Lessor reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as in its judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein and the protection and comfort of the Lessees and their agents, employees and invitees, provided such changes shall be consistently applied to all Lessees of the Building, which rules and regulations, when made and written notice thereof is given to a lessee, shall be binding upon such Lessee in like manner as if originally herein prescribed.

17. Lessor shall in no event be responsible to any Lessee or other third party for lost or stolen personal property including but not limited to money or jewelry from any of Lessee’s Leased Premises (regardless of whether such loss or theft occurs when such area is locked against entry or not) or from any other parts of the Building or the Land.

18. Lessor shall have the right to delegate all or portions of Lessor’s rights and obligations pursuant to these rules and regulations to one or more building managers, and each Lessee shall thereupon recognize and deal with such building manager with respect to these rules and regulations.

19. Building standard hours will be from 7:00 a.m. to 6:00 p.m. Monday through Friday, and from 8:00 a.m. to 2:00 p.m. on Saturday, exclusive of the following holidays: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

20. Each Lessee will comply and will be responsible for causing its agents, employees and invitees to comply with all signs and notices which Lessor may have caused to be posted in the parking garage, including but not limited to signs pertaining to any reserved or assigned parking spaces. Each Lessee will further be responsible for causing all driving and parking operations conducted by it or its agents, employees, and invitees to be conducted in a reasonable, prudent and safe manner. Lessor shall have the right to designate parking for visitors and Lessee, its agents, and employees shall not park cars, trucks, or any other motor vehicles in parking spaces which are designated visitors parking. Lessee agrees that upon written notice from Lessor it will furnish to Lessor within five (5) days from receipt to such notice the state automobile license numbers assigned to the automobiles of the Lessee and its employees.

21. Corridor doors, when not in use shall be kept closed.

22. There shall be no smoking in any area of the Building, including, but not limited to, public areas, elevators, restrooms, corridors, stairwells or Lessee suites.

23. All changes and amendments to these Rules and Regulations of the Property shall be forwarded by Lessor to Lessee in writing and shall thereafter be carried out and observed by Lessee.

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EXHIBIT F

SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT (this “Agreement”) is made and entered into as of the     day of             , by and among             (hereinafter referred to as “Lessee”),             a             (“Lessor”), and             , a national banking association (“Mortgagee”);

WHEREAS, Mortgagee is the owner of a certain promissory note (herein, as the same may have been or may be from time to time renewed, extended, amended or supplemented, called the “Note”), dated             and executed by Lessor payable to the order of Mortgagee, in the original principal amount of             , bearing interest and payable as therein provided, secured by, among other things, a Deed of Trust, Assignment, Security Agreement and Financing Statement (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”) recorded in the Official Public Records of Midland County, Texas in Volume             , Page             covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements thereon (such Land and improvements being herein together called the “Property”); and

WHEREAS, Lessee is the Lessee under a lease (the “Lease”) from Lessor, dated             , 200        , pertaining to certain office space (the “Premises”) on the Land; and

WHEREAS, the term “Lessor” as used herein means Lessor as the transferee, successor and/or assignee under the Lease or, if Lessor’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of Lessor under the Lease at the time in question, but not Mortgagee or any Purchaser;

THEREFORE, for and in consideration of Ten Dollars ($10.00), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, and in consideration of the mutual covenants and agreements herein contained, Lessee, Lessor, and Mortgagee hereby agree as follows:

1. Subordination. Lessee hereby agrees and covenants that the Lease, all of Lessee’s rights thereunder, Lessee’s leasehold estate created thereby, including all purchase rights, if any, all of Lessee’s right, title and interest in and to the property covered by the Lease, and any lease hereafter executed by Lessee covering any part of the Property, are and shall be completely and unconditionally subject, subordinate and inferior to (a) the lien of the Mortgage, including any and all increases, amendments, renewals, modifications, substitutions, consolidations and extensions thereof, and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Lessor (or any prior Lessor) to Mortgagee which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those, referred to in the preceding sentence, securing indebtedness to Mortgagee.

Without limitation of any other provision hereof, Mortgagee may, at its option and without joinder or further consent of Lessee, Lessor, or anyone else, at any time after the date hereof, subordinate the lien of the Mortgage (or any other lien or security interest held by Mortgagee which covers or affects the Property) to the Lease by executing an instrument which is intended for that purpose and which specifies such subordination; and in the event of any such election by Mortgagee to subordinate, Lessee will execute any documents that the Lease may, by unilateral subordination by Mortgagee, hereafter be made superior to the lien of the Mortgage, the provisions of the Mortgage relative to the rights of Mortgagee with respect to proceeds arising from insurance payable by reason of damage to or destruction of the premises shall be prior and superior to and shall control over any contrary provisions in the Lease.

2. Non-Disturbance. Mortgagee hereby agrees that so long as the Lease is in full force and effect and no Event of Default by Lessee has occurred in the payment of rent, percentage rent, taxes, utility charges or other sums payable by Lessee under the terms of the Lease, or under any of the other terms, covenants or conditions of the Lease on Lessee’s part to be performed (beyond the period, if any, specified in the Lease within which Lessee may cure such default), (a) Lessee’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its rights under the Mortgage, including any foreclosure, and (b) Mortgagee will not join Lessee as a party defendant for the purpose of terminating Lessee’s interest and estate under the Lease in any proceeding for foreclosure of Mortgage.

3. Attornment.

(a) Lessee covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee, if it is such purchaser or transferee, and their successors and assigns, being herein called “Purchaser”), Lessee shall attorn to Purchaser as Lessee’s new Lessor, and agrees that the Lease shall continue in full force and effect as a direct lease between Lessee and Purchaser upon all of the terms, covenants, conditions and agreements set forth in the Lease, and Purchaser shall be bound to Lessee under all the terms, covenants and conditions of the Lease, and Lessee shall have the same remedies against Purchaser for the breach of an agreement contained in the Lease that Lessee might have had under the Lease against Lessor if Purchaser had not succeeded to the interest of Lessor; provided, however, that in no event shall the Purchaser be: (a) liable for any act or omission of any previous Lessor (including Lessor), except for Lessor’s obligation to fund the Allowance in accordance with Paragraph 2.6 of Exhibit “C” of the Lease; (b) subject to any offset, defense or counterclaim which Lessee might be entitled to assert against any previous Lessor (including Lessor), except as provided for in the Lease; (c) bound by any payment of more than one (1) month in advance; (d) bound by any amendment or modification of the Lease hereafter made without the written consent of Mortgagee; or (e) liable for any deposit that Lessee may have given to any previous Lessor (including Lessor) which has not, as such, been transferred to Purchaser.

(b) The provisions of this Agreement regarding attornment by Lessee shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of

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any such party. Lessee agrees, however, to execute and deliver at any time and from time to time, upon the request of Lessor or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, any instrument necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, including, if requested, a new lease of the Premises on the same terms and conditions as the lease for the then unexpired term of the Lease.

4. Estoppel Certificate. Lessee agrees to execute and deliver from time to time, upon the request of Lessor or of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage and Security Documents, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not) (a) that the Lease is in full force and effect, (b) the date through which rents have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) that no default, or state of facts which with the passage of time or notice (or both) would constitute a default exists under the Lease, and (f) such other matters as may be reasonably requested.

5. Acknowledgement and Agreement by Lessee. Lessee hereby acknowledges and agrees as follows:

(a) Lessee acknowledges and recognizes the Mortgage and the agreements evidencing and securing the loan evidenced by the Note.

(b) Lessee acknowledges that it is aware that Lessor’s interest in the Lease has been assigned to Mortgagee in connection with the financing of the Property and that Mortgagee will rely upon this instrument in connection with such financing.

(c) Mortgagee, in making any disbursements to Lessor, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Lessor for purposes other than improvement of Property.

(d) From and after the date hereof, in the event of any default by Lessor under the Lease or any act or omission by Lessor which would give Lessee the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Lessee will not exercise any such right (i) until it has given written notice of such default act or omission to the Mortgagee; and (ii) until the same period of time as is given to Lessor under the Lease to cure such act or omission shall have elapsed following receipt of such notice by Mortgagee and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, but in any event at least thirty (30) days after receipt of such notice and not to exceed sixty (60) days after receipt of such notice. If cure cannot be effected within said thirty (30) days due to the nature of the default, Mortgagee shall have a reasonable period of time to cure, provided that it commences with said (30) days period of time and diligently carries such cure to completion.

(e) Lessee has notice that the rent and all other sums due under the Lease have been assigned to Mortgagee as additional security. Lessee shall not prepay any rents or other sums due under the Lease for more than one (1) month in advance of the due dates therefore. In the event that Mortgagee notifies Lessee of a default under the Mortgage and demands that Lessee

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pay its rent and all other sums due under the Lease directly to the Lease directly to Mortgagee or as otherwise required pursuant to such notice, Lessor hereby authorizes Lessee to make such payments to Mortgagee and hereby releases and discharges Lessee of and from any liability to Lessor resulting from Lessee’s payment to Mortgagee in accordance with this Agreement.

(f) Lessee shall said a copy of any notice or statement regarding Lessor’s default under the Lease to Mortgagee at the same time such notice or statement is sent to Lessor, by registered or certified mail, postage prepaid, at the address of Mortgagee set forth in this Agreement or such other address as Mortgagee may designate in writing to Lessee.

(g) Lessee has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Lessee has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee.

(h) This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement, and Lessee waives any requirement to the contrary in the Lease.

(i) Mortgagee and any Purchaser shall have no obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Lessee’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof, provided the foregoing shall not constitute a waiver of Lessee’s rights, if any, under the Lease with respect to such matters.

(j) Mortgagee and any Purchaser shall have no obligations nor incur any liability with respect to any warranties of any nature whatsoever, express or implied, made to Lessee by Lessor, any agent or employee of Lessor, or any other party, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Lessor’s title, Lessor’s authority, habitability, fitness for purpose or possession, provided, the foregoing shall not constitute a waiver of Lessee’s rights, if any, under the Lease with respect to such matters.

(k) In the event that Mortgagee or a Purchaser shall acquire title to the Premises or the Property through foreclosure, deed in lieu of foreclosure, or otherwise, Mortgagee or such Purchaser, shall have no obligation, nor incur liability, beyond Mortgagee’s or Purchaser’s then equity interest, if any, in the Property or the Premises, and Lessee shall look solely to such equity interest of Mortgagee or Purchaser, if any, for the payment and discharge of any obligations imposed upon Mortgagee or Purchaser hereunder or under the Lease or for recovery of any judgment from Mortgagee or Purchaser, and in no event shall Mortgagee or Purchaser ever be personally liable for such judgment.

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(l) Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Lessor under the Lease in the event of any default by Lessee in the payment of rent or in the performance of any of the other terms, covenants or conditions of the Lease on Lessee’s part to be performed.

(m) Lessor has not agreed to any abatement of rent or period of “free rent” for the Premises unless same is specifically provided in the Lease, and Lessee agrees that in the event Mortgagee, or any Purchaser, becomes the owner of the Property, no agreement for abatement of rent not specifically provided in the Lease will be binding on Mortgagee or Purchaser.

(n) Lessee has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state or local law on the Leased Premises, except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first-class offices), which substances are being held, stored, and used in strict compliance with federal, state and local laws.

6. Acknowledgment and Agreement by Lessor. Lessor, as Lessor under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its successors and assigns that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Note, or Security Documents or in any way release Lessor from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Note, or Security Documents; (b) the provisions of the Mortgage, Note, and Security Documents remain in full force and effect and must be complied with by Lessor; and (c) in the event of a default under the Mortgage, Note, or Security Documents, Lessee may pay all rent and all other sums due under the Lease to Mortgagee as provided in the Mortgage, Note, and Security Documents or any separate assignment. Lessor represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Lessor to Mortgagee.

7. Lease Status. Lessor and Lessee certify to Mortgagee that neither Lessor nor Lessee has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Leased Premises and that all of the agreements and provisions therein contained are in full force and effect. Lessor and Lessee hereby agree that they will not amend, alter, terminate, or waive any provision of, or consent to the amendment, alteration, termination or waiver of any provision of the Lease without the prior written consent of Mortgagee.

8. Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex, or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Note or to require giving of notice or demand to or upon any person in any situation or for any reason.

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9. Miscellaneous.

(a) This Agreement supersedes any inconsistent provision of the Lease.

(b) Nothing contained in this Agreement shall be construed to derogate from or in any way impair or affect the lien, security interest or provisions of the Mortgage.

(c) This Agreement shall inure to the benefit of and shall be binding upon Mortgagee, Lessor, Lessee, and their respective successors and permitted assigns, and any Purchaser, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and provided further that the interest of Lessee under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.

(d) If any provision of this Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

(e) This Agreement and its validity, enforcement and interpretation, shall be governed by the laws of the State of Texas and applicable United States federal law except only to the extent, if any, that the laws of the state in which the Property is located necessarily control.

(f) The words “herein,” “hereof,” “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(g) This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MORTGAGEE:	LESSEE:

By:	By:
Name:	Name:
Title:	Title:

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LESSOR:

By:

By:
Name:
Title:

Address of Mortgagee:

Address of Lessee:

Address of Lessor:

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on             , 20            by     a             , on behalf of said association.

[SEAL]

Notary Public, State of Texas

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THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on             , 20            by             of             , a             , on behalf of said             .

[SEAL]

Notary Public, State of Texas

THE STATE OF TEXAS	§
§
COUNTY OF	§

This instrument was acknowledged before me on this             day of             , 20            by             as             of             , a             , general partner of             , a             , on behalf of said             .

[SEAL]

Notary Public, State of Texas

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EXHIBIT G

ESTOPPEL CERTIFICATE

RE:	Office Lease dated , , between Midland Fasken, LLC (“Lessor”) and (“Lessee”), a (as amended, the “Lease”), covering square feet of space on floor(s) (the “Leased Premises”) in the Building, West Texas, Midland, Texas (the “Building”)

Dear                     :

Lessee understands that either (1) you are purchasing the Building from Lessor and are relying on this Estoppel Certificate in making your purchase, or (2) you are making a loan to Lessor that will be secured by the Building and you are relying on this Estoppel Certificate in making your loan.

For Ten Dollars $10.00 and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Lessee ratifies the Lease and certifies and agrees as follows:

1.	Lessee is occupying and conducting business in the Leased Premises.

2.	The Base Rent under the Lease is $ per month, payable in advance on the first (1st) day of each calendar month. Base Rent is paid through .

3.	The Lease is in full force and effect and Lessee has not assigned or subleased any portion of its interest in the Lease except as specified on Schedule A attached to this Estoppel Certificate.

4.	A true and correct copy of the Lease and ail amendments thereto is attached as Schedule B to this Estoppel Certificate.

5.	The Lease is the entire agreement between Lessor and Lessee concerning the Leased Premises.

6.	The Lease Term expires on , .

7.	Each of the obligations of Lessor to be performed to date under the Lease has been performed, except as may be specified on Schedule A attached to this Estoppel Certificate. Without limitation on the foregoing, Lessee agrees and represents that to Lessee’s actual knowledge, Lessor has satisfied all of its obligations, if any, regarding the installation of leasehold improvements, except as may be specified on Schedule A attached to this Estoppel Certificate.

8.	To Lessee’s actual knowledge, no Event of Default by Lessee or default by Lessor has occurred under the Lease and is continuing beyond any allowable cure periods and no act or omission has occurred that with the giving of notice or passage of time or both would constitute an Event of Default by Lessee except as specified on Schedule A.

9.	At this time, Lessee is not entitled to any abatements, set-offs, or deductions from Rent under the Lease except as specified in Schedule A.

10.	No Rent has been paid more than one (1) month in advance.

11.	The Security Deposit is $ .

12.	Lessee agrees that upon the acquisition of the Building by any purchaser of the Building (“Purchaser”) or by any lender foreclosing any lien against the Building (“Lender”), Lessee will attorn and does attorn and agrees to recognize and does recognize such Purchaser or Lender as Lessor on the condition that such Purchaser or Lender agrees to recognize the Lease, subject to the rights and remedies thereunder of Lessor in the event of a default by Lessee; provided, however, that such Purchaser or Lender shall have no liability or responsibility to Lessee, whether arising out of the Lease, by operation of law, or otherwise, for any cause of action or matter not disclosed herein or that accrues after such Purchaser or Lender ceases to own a fee interest in the Building.

13.	Subject to the provisions of Section 9.4 of this Lease, Lessee agrees to execute such documents as any Purchaser or Lender reasonably requests for the purpose of subordinating the Lease to any mortgage or deed of trust to be placed upon the Building from time to time, provided that such subordination is subject to Lessee’s continued quiet enjoyment of the Leased Premises for so long as Lessee is not in default beyond all applicable cure periods under the Lease.

14.	Lessee certifies that there are no unpaid bills relating to any materials furnished or labor performed in connection with the construction of any improvements to the Leased Premises by, through or under Lessee, and no liens have been filed against the Leased Premises or the Building in connection with the construction of any improvements to the Leased Premises or the Building by, through or under Lessee.

15.	This Lessee Estoppel Certificate is made and given with the understanding that any Purchaser or Lender may rely on it in purchasing the Building or in making a loan which is secured by a lien against the Building, and that the certifications and representations made herein shall survive such acquisition or loan.

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Defined terms in the Lease have the same meanings in this Estoppel Certificate.

By:
Name:
Title:

3

SCHEDULE A

1.	List any assignments or subleases or state NONE:

2.	List any Events of Default by Lessee or defaults by Lessor that have occurred and are continuing or any acts or omissions that have occurred that with the giving of notice or passage of time would constitute an Event of Default by Lessee or state NONE:

3.	List any abatements, set-offs or deductions from Rent to which Lessee is entitled at this time or state NONE:

4.	List of any unperformed obligations of Lessor under the Lease:

5.	List of any unperformed obligations of Lessor regarding the installation of Leasehold improvements:

SCHEDULE B

COVER PAGE FOR COPIES OF LEASE AND AMENDMENTS